STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: __________________________________
Grosvenor	Registered Multi-Strategy Fund (TI 1), LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:

1. The name of the limited liability company is GCM Grosvenor Core Absolute Return Fund I, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 30th      day of June        , A.D. 2026 .

By:	/s/ Girish Kashyap

Authorized Person(s)

Name:	Girish Kashyap
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